UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2015

ISATORI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11900	75-2422983
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15000 W 6th Avenue, Suite 202 Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-215-9174

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Registrant's Current Report on Form 8-K, which the Registrant previously filed with the Securities and Exchange Commission on January 13, 2015 (the “Prior Filing”) to disclose the resolution of the Item 2.04 event disclosed therein.

Item 1.01

Entry into a Material Definitive Agreement.

On March 27, 2015, and effective March 23, 2015, iSatori, Inc. (the “Company”) and Colorado Business Bank (“CBB”) entered into a Change in Terms Agreement (the “Change in Terms Agreement) and Business Loan Agreement (the “Business Loan Agreement and, together with the Change in Terms Agreement, the “Agreements”), to replace that previous Business Loan Agreement, dated as of July 16, 2012, by and between iSatori, Inc. and CBB (the “Prior Agreement”).

Pursuant to the Agreements:

•

CBB agreed to waive the violation of the Minimum Tangible Equity Covenant (as defined in the Prior Agreement) described in the Prior Filing;

•

The lending relationship between the Company and CBB was restructured from a revolving loan to a term loan;

•

The Company agreed to pay down the amount outstanding under the Prior Agreement to $1,500,000 in the short term; and

•

The Company agreed to monthly payments of $75,000 plus interest, at an interest rate of Prime (as reflected in the Wall Street Journal) plus 2.0%, beginning in April 2015.

The foregoing descriptions of the Agreements set forth herein are summary in nature and are qualified in their entirety by reference to the full text of the Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Change in Terms Agreement, effective as of March 23, 2015, by and between iSatori, Inc. and Colorado Business Bank.

10.2	Business Loan Agreement, effective as of March 23, 2015, by and between iSatori, Inc. and Colorado Business Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2015

iSATORI, INC.

By:	/s/ Stephen Adelé
Stephen Adelé
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Terms Agreement, effective as of March 23, 2015, by and between iSatori, Inc. and Colorado Business Bank.

10.2	Business Loan Agreement, effective as of March 23, 2015, by and between iSatori, Inc. and Colorado Business Bank.